SECURITIES  AND  EXCHANGE  COMMISSION
                   Washington,  D.C.  20549




                          FORM  8-K



                       CURRENT  REPORT



           Pursuant  to  Section  13  or  15(d)  of
           the  Securities  Exchange  Act  of  1934




Date  of  Report  (Date  of  earliest  event  reported)     NOVEMBER  8,  1999
                                                            ------------------


                 NORTHERN  STATES  POWER  COMPANY
                 --------------------------------
     (Exact  name  of  registrant  as  specified  in  its  charter)


                           MINNESOTA
                           ---------
         (State  or  other  jurisdiction  of  incorporation)


       1-3034                                                      41-0448030
       ------                                                      ----------
(Commission  File  Number)                                        (IRS Employer
                                                           Identification  No.)


414  NICOLLET  MALL,  MPLS,  MN                                       55401
-------------------------------                                       -----
(Address  of  principal  executive  offices)                        (Zip  Code)



Registrant's  telephone  number,  including  area  code            612-330-5500
                                                                   ------------



     (Former  name  or  former  address,  if  changed  since  last  report)

ITEM  5.          OTHER  EVENTS
--------          -------------

On Nov. 8, 1999, Northern States Power Company (NSP) filed a proposal with the Minnesota Public Utilities Commission (MPUC) for revised rate recovery of certain 1999 electric conservation program incentives, effective Jan. 1, 1999.

NSP has been working with the Minnesota Department of Commerce and other parties (the Parties) to address the MPUC's concerns for conservation program incentives for 1999 and subsequent years. On Nov. 1, 1999, the Parties filed a proposal which would replace the current rate recovery of lost margins, load management discounts and performance incentives with a new shared savings incentive process, including a maximum payment cap of 30 percent of expenditures, effective Jan. 1, 1999. On Nov. 8, 1999, NSP filed its proposal to accept the Parties' recommendation with a revision to continue recovery of load management discounts offered to customers. The MPUC is expected to consider these proposals for NSP's 1999 conservation program recovery and reach a final decision later this year.

Under the Parties' proposal NSP's conservation incentive recovery for 1999 would be based on performance with a maximum potential recovery of about $9 million for the year. NSP's proposal, which adds to the Parties' proposal the recovery of $6 million of load management discounts, would result in a maximum potential conservation incentive recovery of about $15 million for 1999.

NSP is currently accruing income for 1999 conservation program incentives at the $27 million annual level proposed in a filing earlier this year. Although the MPUC has not approved any proposals, NSP intends to adjust the amount of conservation incentives accrued for 1999 to the level likely to be recovered under the NSP proposal. If the NSP proposal is approved by the MPUC, 1999 conservation incentive recovery is estimated to be in the range of $9 million to $13 million, depending on the ultimate performance of NSP's conservation programs for the year. If the Parties' proposal is approved, 1999 conservation incentive recovery is estimated to be in the range of $3 million to $7 million, again dependent on performance.

Depending on the MPUC's decision and the level of program performance vs. targets, the adjustment to accrued conservation incentives for 1999 is expected to result in a reduction in NSP's earnings for the fourth quarter of 1999 of 5 cents to 9 cents per share. Approximately three-fourths of this reduction relates to conservation incentives accrued during the first nine months of 1999.

The ultimate decision by the MPUC on the conservation incentive proposals being filed will define the process to establish performance targets and potential incentives for 2000 and beyond. Targets for 2000 have not yet been determined by the MPUC.

On Oct. 4, 1999, the MPUC granted NSP's request for reconsideration for the purpose of more fully reviewing its decision on disallowance of 1998 conservation incentive recovery. A final decision on 1998 conservation incentive recovery is possible at a MPUC meeting currently scheduled for Nov. 18, 1999.

Background
----------

State law requires Minnesota utilities to fund and participate in various energy conservation programs and initiatives. Since 1995, the MPUC has approved the use of a special rate recovery mechanism to provide timely recovery (for NSP and other Minnesota public utilities) of CIP costs and also to provide conservation program incentives, including: reimbursement of a portion of electric margins lost due to energy conservation, reimbursement of certain load management discounts provided to customers under CIP programs, and performance incentives based on the success of NSP's conservation programs.

In late 1998, the MPUC considered a proposal to discontinue recovery of lost margins and load management discounts related to conservation programs for NSP and other Minnesota public utilities. The MPUC declined to take such action, but put Minnesota utilities on notice that there may be significant changes, including elimination of lost margin and load management discount recovery for programs, beginning January 1999. The MPUC established a roundtable to study the issue.

In the summer of 1999, the MPUC voted to deny NSP recovery of its lost margins, load management discounts and incentives related to 1998 that were associated with state-mandated programs for electric energy conservation. NSP filed a request for reconsideration of this decision. On Oct. 4, 1999, the MPUC granted NSP's request for reconsideration for the purpose of more fully reviewing its decision on disallowance of 1998 conservation incentive recovery. A final decision on 1998 conservation incentive recovery is possible at a MPUC meeting currently scheduled for Nov. 18, 1999.


Forward  Looking  Statements
----------------------------

This document includes forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words "anticipate,"
"estimate,"  "expect,"  "objective,"  "outlook,"  "projection,"    "possible,"
"potential" and similar expressions. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to:

-          general  economic  conditions,  including  their  impact  on  capital expenditures;
-          availability  or cost  of capital such as changes in: interest rates;
           market perceptions of the power generation industry, NSP or any of its subsidiaries; or security ratings;
-          business  conditions  in  the  energy  industry;
-          competitive  factors;
-          unusual  weather;
-          changes  in  federal  or  state  legislation;
-          regulation;
-          issues  relating  to  Year  2000  remediation  efforts;
-          currency  translation  and  transaction  adjustments;
- regulatory delays or conditions imposed by regulatory agencies in approving the proposed merger with New Century Energies, Inc.;
- the higher degree of risk associated with NSP's nonregulated businesses as compared to NSP's regulated business;
-          volatility  of  energy  prices  in  a deregulated market environment;
- the lack of operating history at NRG's development projects, the lack of NRG operating history at the projects not yet owned and the limited operating history at the remaining NRG projects provide only a limited basis for management to project the results of future operations;
- risks associated with timely completion of NRG projects, including obtaining competitive contracts, obtaining regulatory and permitting approvals, local opposition, construction delays and other factors beyond NRG's control;
- the failure to timely satisfy the closing conditions contained in the definitive agreements for the acquisitions of projects by NRG subject to definitive agreements but not yet closed, many of which are beyond NRG's control;
- factors challenging the successful integration of projects not previously owned or operated by NRG, including the ability to obtain operating synergies;
-          factors  associated   with operating  in foreign countries including:
           delays in permitting and licensing, construction delays and interruption of business, political instability, risk of war, expropriation, nationalization, renegotiation, or nullification of existing contracts, changes in law, and the ability to convert foreign currency into United States dollars;
- and the other risk factors listed from time to time by NSP in reports filed with the Securities and Exchange Commission, including Exhibit
           99.01 to NSP's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

NSP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors pursuant to the Act should not be construed as exhaustive.

                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Northern  States  Power  Company
     (a  Minnesota  Corporation)



     By      /s/
         -------------
     Edward  J.  McIntyre
     Vice President and Chief Financial Officer




Dated:    November  8,  1999
          ------------------